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                                 EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT


Board of Directors
Central Bancorporation
Wenatchee, Washington

We consent to the incorporation by reference in Registration Statement Nos. 33-26352, 33-50360, and 33-82682 of Central Bancorporation on Form S-8 of our report dated January 19, 1996, appearing in this Annual Report on Form 10-KSB of Central Bancorporation for the year ended December 31, 1995.


/s/  Deloitte & Touche, LLP
---------------------------

March 13, 1996